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                                                                   Exhibit 18(a)


                               MULTIPLE CLASS PLAN
                            FOR AMSOUTH MUTUAL FUNDS


         This constitutes a MULTIPLE CLASS PLAN (the "Plan") of AmSouth Mutual Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to each series of the Trust's units of beneficial interest (each a "Fund" and collectively the "Funds") set forth in Schedule I, defined as the Retail Funds and the Institutional Funds, as amended from time to time.

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

         NOW, THEREFORE, the Trust designates the Plan as follows:

1.  Designation of Classes.

         A. RETAIL FUNDS. Each Retail Fund shall offer its units of beneficial interest ("Shares") in three classes: Premier Shares, Classic Shares and Class B Shares, except for the AmSouth U.S. Treasury Fund and the AmSouth Tax Exempt Fund which offer only two classes: Premier Shares and Classic Shares.

         B. INSTITUTIONAL FUNDS. Each Institutional Fund shall offer Shares in three classes: Class I Shares, Class II Shares and Class III Shares.

2. Redesignation of Existing Shares. The Shares of the AmSouth Prime Obligations Fund, the AmSouth U.S. Treasury Fund and the AmSouth Tax Exempt Fund of the Trust outstanding as of April 1, 1996, were redesignated as of that date as Premier Shares. The Shares of the remaining series of the Trust existing as of March 12, 1997, were redesignated as Classic Shares effective as of September 1, 1997.

3.  Purchases.

         A. RETAIL FUNDS. Classic Shares and Class B Shares are distributed to the general public pursuant to procedures outlined in the Trust's Registration Statement. Premier Shares may be purchased through procedures established by the distributor in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of Customers of AmSouth Bank, as outlined in the Trust's Registration Statement. Classic Shares and Class B Shares are subject to a minimum initial purchase amount. A minimum initial purchase amount does not apply to purchases of Premier Shares.
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         B. INSTITUTIONAL FUNDS.

                  i. Class I Shares
                     --------------

                  Class I Shares may be purchased pursuant to procedures established in connection with the requirements of fiduciary, advisory, agency, custodial and other similar accounts maintained by or on behalf of Customers of AmSouth Bank and by other financial institutions approved by the Distributor, as outlined in the Trust's Registration Statement.

                  ii. Class II Shares and Class III Shares
                      ------------------------------------

                  Class II and Class III Shares may be purchased by institutional or corporate customers of AmSouth Bank and of other financial services providers approved by the distributor pursuant to procedures outlined in the Trust's Registration Statement. Where both Class II and Class III Shares are sold through the same service provider, the distributor shall require the financial institution to establish and maintain different arrangements for shareholders of each Class with respect to services or the distribution of shares.

4. Shareholder Services.

         A. RETAIL FUNDS. Shareholders of Classic Shares and Class B Shares may make automatic investments in a Fund from their bank accounts. Shareholders of Classic Shares and Class B Shares may also make regular exchanges and redemptions of Classic Shares or Class B Shares. These services are not offered to shareholders of Premier Shares.

         B. INSTITUTIONAL FUNDS. Class II Shares and Class III Shares of the Institutional Funds are provided sub-transfer agency services.

5. Sales Charges.

         A. RETAIL FUNDS.

                  i. Premier Shares
                     --------------

                           Premier Shares are not subject to a sales charge at the time of purchase or upon redemption.


                  ii. Classic Shares
                      --------------

                           Classic Shares, except Classic Shares of any money market funds, are subject to a sales charge at the time of purchase. The sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Sales charges may be waived for certain purchasers or inapplicable to purchases over a designated level in accordance with the current Registration
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                           Statement. A contingent deferred sales charge may be
                           assessed on redemptions within twelve months of purchase of Classic Shares sold without a sales charge in accordance with the current Registration Statement. The charge will be assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. Accordingly, no contingent deferred sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on Shares derived from the reinvestment of dividends or capital gain distributions.

                  iii. Class B Shares
                       --------------

                           If a shareholder redeems Class B Shares prior to the sixth anniversary of purchase, the shareholder will pay a contingent deferred sales charge assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. Accordingly, no contingent deferred sales charge is imposed on increases in net asset value above the initial purchase price. In addition, no charge is assessed on Shares derived from the reinvestment of dividends or capital gain distributions. The amount of the contingent deferred sales charge, if any, varies depending on the number of years from the time of payment for the purchase of Class B Shares until the time of redemption of such Shares. The schedule of contingent deferred sales charges shall be disclosed in the Trust's Registration Statement and may be waived in accordance with the procedures outlined in the Trust's Registration Statement.

         B. INSTITUTIONAL FUNDS.

         Class I Shares, Class II Shares and Class III Shares are not subject to a sales charge at the time of purchase or upon redemption.

6. Shareholder Services Fee (not subject to Rule 12b-1).

         A. RETAIL FUNDS.

                  i. Premier Shares
                     --------------

                           Premier Shares are not subject to a shareholder services fee.

                  ii. Classic Shares
                      --------------

                           Classic Shares are subject to a shareholder services fee assessed in accordance with the Shareholder Services Plan adopted by the Trust (the "Services Plan") (the "Classic Share Fee").
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                  iii. Class B Shares
                       --------------

                           Class B Shares are not subject to a fee under the Shareholder Services Plan, but are subject to a fee under the Distribution and Shareholder Services Plan (see Section 7(A)(ii) below).

         B. INSTITUTIONAL FUNDS. Class I Shares, Class II Shares and Class II Shares are not subject to a shareholder services fee.

7. Distribution and Shareholder Services Fee (subject to Rule 12b-1).

         A. RETAIL FUNDS.

         i. Premier Shares and Classic Shares

         Premier Shares and Classic Shares are not subject to a distribution and shareholder services fee.

         ii. Class B Shares

         Class B Shares of the Fund are subject to a distribution and shareholder services fee assessed in accordance with the Distribution and Shareholder Services Plan adopted by the Trust (the "Distribution Plan") (the "B Share Fee"). The Classic Share Fee is lower than the B Share Fee.

         B. INSTITUTIONAL FUNDS.

         i. Class I Shares
            --------------

                  Class I Shares are not subject to a distribution and shareholder services fee.

         ii. Class II Shares and Class III Shares
             ------------------------------------

                  Class II Shares and Class III Shares are subject to a distribution and shareholder services fee assessed in accordance with the Distribution and Shareholder Services Plan adopted by the Trust (the "Distribution Plan") (the "Distribution Fee"). The fee assessed the Class II Shares is lower than the fee assessed the Class III Shares.

8. Exchanges.

         A. RETAIL FUNDS

         i. Premier Shares
            --------------
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                  Premier Shares of a Fund may be exchanged for Premier Shares of another Fund. Premier Shares may also be exchanged for Classic Shares, if the shareholder ceases to be eligible to purchase Premier Shares.

         ii. Classic Shares
             --------------

         Classic Shares may be exchanged for Classic Shares of another Fund. Classic Shares may be exchanged for Premier Shares only if the shareholder becomes eligible to purchase Premier Shares.

         iii. Class B Shares
              --------------

                  Class B Shares of a Fund may be exchanged for Class B Shares of another Fund. Class B Shares may not be exchanged for Classic Shares and may be exchanged for Premier Shares only if the shareholder becomes eligible to purchase Premier Shares.

         B. INSTITUTIONAL FUNDS.

         i. Class I Shares
            --------------

                  Class I Shares of an Institutional Fund may be exchanged for Class I Shares of another Institutional Fund.

         ii. Class II Shares
             ---------------

                  Class II Shares of an Institutional Fund may be exchanged for Class II Shares of another Institutional Fund.

         iii. Class III Shares
              ----------------

         Class III Shares of an Institutional Fund may be exchanged for Class III Shares of another Institutional Fund.

9.  Redemptions.

         A. RETAIL FUNDS. Premier Shares and Classic Shares may be redeemed without charge. Class B Shares may be subject to a Contingent Deferred Sales Charge as outlined in Section 5.

         B. INSTITUTIONAL FUNDS. Class I Shares, Class II Shares and Class III Shares of a Fund may be redeemed without charge.

         10. Voting Rights. Each Share held entitles the shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in
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which the interests of one class differ from the interests of any other class.
However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

11.  Expense Allocation.

         A. RETAIL FUNDS. Classic Shares shall pay the expenses associated with the Services Plan and Class B Shares shall pay the expenses associated with the Distribution Plan. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

         B. INSTITUTIONAL FUNDS. Class II Shares and Class III Shares shall pay the expenses associated with the Distribution Plan. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the relative net asset value of that class in relation to the net asset value of the Fund.

12.  Dividends.

         A. RETAIL FUNDS. The amount of dividends payable on Premier Shares may be more than the dividends payable on Classic Shares or Class B Shares because of the respective Classic Share Fee or B Share Fee charged as outlined in Sections 6 and 7.

         B. INSTITUTIONAL FUNDS. The amount of dividends payable on Class I Shares may be more than the dividends payable on Class II Shares and the amount of dividends payable on Class II Shares may be more than the dividends payable on Class III Shares because of the Distribution Fee charged as outlined in

Section 7.

         13. Termination and Amendment. This Plan may be terminated or amended pursuant to the requirement of Rule 18f-3(d) under the 1940 Act.

         14. The names "AmSouth Mutual Funds" and "Trustees of AmSouth Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated June 25, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of AmSouth Mutual Funds entered into in the name or on behalf thereof by any of the Trust, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the
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Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

         Adopted by the Board of Trustees on December 6, 1995, as amended and restated July 16, 1997 and March 17, 1998.
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                                   SCHEDULE I

                               MULTIPLE CLASS PLAN
                            FOR AMSOUTH MUTUAL FUNDS
                                 March 17, 1998


                                  Retail Funds
                                  ------------
                         AmSouth Prime Obligations Fund
                           AmSouth U.S. Treasury Fund
                             AmSouth Tax Exempt Fund
                               AmSouth Equity Fund
                          AmSouth Regional Equity Fund
                              AmSouth Balanced Fund
                           AmSouth Capital Growth Fund
                             AmSouth Small Cap Fund
                           AmSouth Equity Income Fund
                                AmSouth Bond Fund
                          AmSouth Limited Maturity Fund
                         AmSouth Government Income Fund
                          AmSouth Florida Tax-Free Fund
                           AmSouth Municipal Bond Fund

                               Institutional Funds
                               -------------------
                  AmSouth Institutional Prime Obligations Fund
                    AmSouth Institutional U.S. Treasury Fund